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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               -------------------


                                    FORM 8-K
                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) AUGUST 18, 1999
                                                 ---------------


                         PEC ISRAEL ECONOMIC CORPORATION
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               (Exact Name of Registrant as Specified in Charter)


         MAINE                       1-8707              13-1143528
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(State or Other Jurisdiction        (Commission     (IRS Employer
     of Incorporation)               File Number)   Identification No.)



   511 FIFTH AVENUE, NEW YORK, NEW YORK                   10017
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(Address of Principal Executive Offices)                (Zip Code)



Registrant's telephone number, including area code (212) 687-2400
                                                   --------------


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         (Former Name or Former Address, if Changed Since Last Report)






                                                  Page 1 of 4  pages






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Item 5.           OTHER EVENTS AND
Item 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS.

     On August 18, 1999, PEC Israel Economic Corporation (the "Company") issued the press release, which is exhibit 1 hereto, reporting that the Special Committee of the Company's Board of Directors and the Company's Board of Directors recommended acceptance by the Company's shareholders of a revised offer from the Company's parent corporation, Discount Investment Corporation Ltd. ("Discount Investment"), to acquire all of the outstanding shares of common stock of the Company not owned by Discount Investment for a cash price of $36.50, an increase of approximately 22% from the previously proposed cash price of $30.00 per share.
















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                                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         PEC Israel Economic Corporation
                                         -------------------------------
                                         (Registrant)


                                      By:/James I. Edelson
                                         -------------------------------
Date: August 19, 1999                    James I. Edelson,
                                         Executive Vice President






















                                                  Page 3 of 4 pages









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                                                  EXHIBIT 99.1



FOR RELEASE IMMEDIATELY

                         PEC ISRAEL ECONOMIC CORPORATION
                    REPORTS THAT THE SPECIAL COMMITTEE OF ITS
                  BOARD OF DIRECTORS AND ITS BOARD OF DIRECTORS
                         RECOMMEND ACCEPTANCE OF REVISED
            OFFER FROM ITS PARENT CORPORATION TO ACQUIRE FOR CASH ALL
                OUTSTANDING SHARES AT A PRICE OF $36.50 PER SHARE

     NEW YORK, August 18, 1999 . . . . PEC Israel Economic Corporation
(NYSE:IEC) today reported that the Special Committee of its Board of Directors and its Board of Directors recommended acceptance by its shareholders of a revised proposal from its parent corporation, Discount Investment Corporation Ltd. ("Discount Investment"), to acquire all the outstanding shares of PEC not already owned by Discount Investment for a cash price of $36.50 per share. The $36.50 per share price represents an increase of approximately 22% from the previously proposed cash price of $30.00 per share. The recommendation is subject to the execution of an amendment to the existing merger agreement satisfactory to the Special Committee.

     In making their recommendation, the Special Committee and the Board of Directors considered, among other factors, the advice of the Special Committee's financial advisor, Merrill Lynch International.

     Completion of the proposed acquisition is subject to the approval of the shareholders of PEC. It is expected that the merger will take place towards the end of 1999. Upon the merger, the shares of common stock of PEC will be delisted from trading on the New York Stock Exchange.

     PEC organizes, acquires interests in, finances and participates in the management of companies, predominantly companies which are located in Israel or are Israel-related. PEC's website address is http://www.irin.com/iec.


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                         PEC ISRAEL ECONOMIC CORPORATION
                                511 FIFTH AVENUE
                              NEW YORK, N. Y. 10017

     James I. Edelson                           Telephone:  (212)551-8881
 Executive Vice President,                      Telecopier: (212)599-6281
Secretary and General Counsel                   Cables: Palecor NewYork


                                 August 19, 1999

BY ELECTRONIC SUBMISSION VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

                                Re: Current Report on Form 8-K reporting
                                    a revised offer to acquire for cash
                                    all outstanding shares of PEC Israel
                                    Economic Corporation at a price of
                                    $36.50 per share




Gentlemen:

     On behalf of PEC Israel Economic Corporation ("PEC"), I am pleased to file herewith by electronic submission via EDGAR a Current Report on Form 8-K reporting the receipt by PEC Israel Economic Corporation ("PEC") of a revised offer from PEC's parent corporation to acquire for cash all of the outstanding shares of common stock of PEC not already owned by PEC's parent corporation at a price of $36.50 per share.

                                                Very truly yours,


                                                James I. Edelson



cc:  New York Stock Exchange